Exhibit 7.01

April 22, 2021

Securities and Exchange Commission

100 F. Street

Washington, DC 20549-7561

Re: Social Capital Hedosophia Holdings Corp. V

We have read the statements that Social Capital Hedosophia Holdings Corp. V included under Item 4.02 of the Form 8-K dated April 22, 2021, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement in the Form 8-K.

Sincerely,

/s/ Marcum LLP

MarcumLLP

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